UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 10, 2015

PREMIERE GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA	001-13577	59-3074176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, NE, Suite 1000, Atlanta, Georgia 30305

(Address of Principal Executive Offices) (Zip Code)

404-262-8400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously announced, on September 10, 2015, Premiere Global Services, Inc., a Georgia corporation (the “Company” or “PGi”), entered into an Agreement and Plan of Merger with Pangea Private Holdings II, LLC, a Delaware limited liability company (“Parent”), and Pangea Merger Sub Inc., a Georgia corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). In connection with the Merger, on October 26, 2015, PGi filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Proxy Statement”), which was first mailed to the shareholders of PGi on or about October 27, 2015.

On November 10, 2015, a putative class action lawsuit relating to the Merger, captioned John Noble, Individually and On Behalf of All Others Similarly Situated v. Boland T. Jones, et al. (the “Complaint”) was filed in the United States District Court for the Northern District of Georgia. The Complaint names PGi and each of PGi’s directors as defendants. The Complaint alleges that the defendants violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 14a-9 promulgated thereunder, by causing a materially incomplete and misleading proxy statement to be filed with the SEC. The Complaint seeks various forms of relief, including to preliminarily and permanently enjoin the consummation of the proposed Merger unless the defendants disclose certain information alleged to be material and to have been omitted from the Proxy Statement and an award of plaintiff’s fees and expenses in connection with this litigation. On November 10, 2015, the plaintiff moved the court to set a hearing on the plaintiff’s motion for emergency preliminary injunction. Each of the defendants believes the claims asserted in the Complaint are without merit and intend to vigorously defend against this lawsuit. However, at this time, it is not possible to predict the outcome of the proceeding or its impact on PGi or the Merger.

The full text of the Complaint is attached hereto as Exhibit 99.1.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed Merger. In connection with the proposed Merger, PGi has filed the Proxy Statement with the SEC on Schedule 14A on October 26, 2015 and may file other relevant documents concerning the proposed Merger. The Proxy Statement was mailed to shareholders of PGi on or about October 27, 2015. PGi’s SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT PGi WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PGi AND THE PROPOSED MERGER. PGi’s shareholders will be able to obtain, without charge, a copy of the Proxy Statement and other relevant materials in connection with the proposed Merger (when they become available), and any other documents filed by PGi with the SEC from the SEC’s website at sec.gov and on PGi’s website at pgi.com. PGi’s shareholders will also be able to obtain, without charge, a copy of the Proxy Statement and other relevant documents (when available) by directing a request by mail or telephone to Premiere Global Services, Inc., c/o Sean O’Brien, 3280 Peachtree Road, NE, The Terminus Building, Suite 1000, Atlanta, Georgia 30305, by emailing investors@pgi.com or by calling 1-800-749-9111, extension 8462.

PGi and its directors and officers may be deemed to be participants in the solicitation of proxies from PGi’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed Merger. Information about PGi’s directors and executive officers and their ownership of

PGi’s common stock is set forth in the Proxy Statement. Shareholders may obtain additional information regarding the interests of PGi and its directors and executive officers in the proposed Merger, which may be different than those of PGi’s shareholders generally, by reading the Proxy Statement and other relevant documents regarding the proposed Merger (when they become available).

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Complaint filed by John Noble, Individually and On Behalf of All Others Similarly Situated on November 10, 2015 in the United States District Court for the Northern District of Georgia

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date: November 12, 2015	By:	/s/ L. Scott Askins
L. Scott Askins
Executive Vice President – Legal,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Complaint filed by John Noble, Individually and On Behalf of All Others Similarly Situated on November 10, 2015 in the United States District Court for the Northern District of Georgia